                       SECURITIES AND EXCHANGE COMMISSION

                                Washington, D. C.

                                      20549

                                  ------------

                                    FORM 8-K

                                  ------------


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): November 20, 2000
      --------------------------------------------------------------------



                         TEXAS INSTRUMENTS INCORPORATED
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


                  Delaware                       001-03761
        ----------------------------       ---------------------
        (State or other jurisdiction       (Commission File No.)
             or incorporation)


                                   75-0289970
                      ------------------------------------
                      (I.R.S. Employer Identification No.)

                               12500 TI BOULEVARD
                                 P.O. BOX 660199
                            DALLAS, TEXAS 75266-0199
                    (Address of principal executive officers)

        Registrant's telephone number, including area code (972) 995-3773
        -----------------------------------------------------------------

ITEM 9.  REGULATION FD DISCLOSURE.

The Registrant ("TI") confirms its outlook for the fourth quarter of 2000 as set forth in the Outlook section included in Item 2 of its Form 10-Q for the quarter ended September 30, 2000, which was filed with the Commission on October 24, 2000. This confirmation is being made for purposes of Regulation FD only and is not an indication or assessment of materiality, nor is it intended to constitute a representation that the information is not otherwise publicly available. The full text of that Outlook section, updated to reflect the closing of the sale of the materials portion of the Materials & Controls business on November 13, 2000, follows:

     OUTLOOK

     TI expects its semiconductor revenue to grow sequentially by a few percentage points in the fourth quarter. Revenue is expected to decline sequentially in Educational & Productivity Solutions and in Materials & Controls. TI expects the net result to be total revenue in the fourth quarter that is about even with total revenue in the third quarter.

     Specifically, TI expects the following:

     Revenue from wireless will decline sequentially as certain major handset customers absorb semiconductor inventory in the fourth quarter, more than offsetting the continuing revenue growth in chipset and base-station products.

     Revenue from catalog DSP and Analog products is expected to grow as a result of new applications, new product introductions and increased demand for existing products.

     Revenue growth for broadband communications should reflect the continuing strong demand that is developing for TI's digital subscriber line (DSL) and cable modem products.

     Revenue for the Materials & Controls business should be down from the third quarter reflecting the sale of the materials portion of this business. This sale closed on November 13, 2000. The materials operation contributed about $95 million in trade revenue in 1999.

     Revenue for Educational & Productivity Solutions in the fourth quarter is expected to be less than half of what it was in the third quarter, primarily due to the normal seasonal pattern in this business.

     R&D is expected to be $1.6 billion, excluding acquisition-related in-process R&D costs, up from the previously expected $1.5 billion, reflecting the acquisition of Burr-Brown.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this report on Form 8-K are "forward- looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward- looking statements.

We urge you to carefully consider the following important factors that could cause actual results to differ materially from the expectations of TI or its management:

- Market demand for semiconductors, particularly for digital signal processors and analog chips in key markets, such as telecommunications and computers;
- TI's ability to develop, manufacture and market innovative products in a rapidly changing technological environment;
- TI's ability to compete in products and prices in an intensely competitive industry;
- TI's ability to maintain and enforce a strong intellectual property portfolio and obtain needed licenses from third parties;
-    Timely completion and successful integration of announced acquisitions;
- Global economic, social and political conditions in the countries in which TI and its customers and suppliers operate, including fluctuations in foreign currency exchange rates;
-    Losses or curtailments of purchases from key customers;
-    TI's ability to recruit and retain skilled personnel; and
-    Availability of raw materials and critical manufacturing equipment.

For a more detailed discussion of these and other factors, see the text under the heading "Cautionary Statements Regarding Future Operations" in Item 1 of TI's most recent Form 10-K. The forward-looking statements included in this Form 8-K are made only as of the date of this Form 8-K and TI undertakes no obligation to update the forward-looking statements to reflect subsequent events or circumstances.






                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       TEXAS INSTRUMENTS INCORPORATED

Date:  November 20, 2000                 By: /s/ WILLIAM A. AYLESWORTH
                                            --------------------------------
                                            William A. Aylesworth,
                                            Senior Vice President
                                            Treasurer and
                                            Chief Financial Officer